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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-144885, 333-116799, 333-105398, 333-105397, 333-103556, 333-65332 and 333-59433 on Form S-8 and Registration Statement No. 333-57301 on Form S-3 of our report dated March 17, 2009, relating to the consolidated financial statements and consolidated financial statement schedule of Georgia Gulf Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption by Georgia Gulf Corporation of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainties in Income Taxes an Interpretation of FASB Statement No. 109, on January 1, 2007), and our report dated March 17, 2009, relating to the effectiveness of Georgia Gulf Corporation's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2008.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 17, 2009

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  Exhibit 23